Exhibit 99.1

AMNEAL REPORTS CERTAIN PRELIMINARY FIRST QUARTER 2023 FINANCIAL RESULTS
AND AFFIRMS FULL YEAR 2023 FINANCIAL GUIDANCE

BRIDGEWATER, NJ, April 17, 2023 - Amneal Pharmaceuticals, Inc. (NYSE: AMRX) (“Amneal” or the “Company”) announced certain unaudited preliminary financial results for the first quarter ended March 31, 2023. The Company is also affirming financial guidance for the year ending December 31, 2023, which was previously issued on March 2, 2023. The Company plans to report actual first quarter 2023 financial results on May 5, 2023.

Unaudited Preliminary Financial Results for the First Quarter Ended March 31, 2023
Based on preliminary financial information, Amneal expects to report:
•Net revenue of $550 million to $560 million, an increase of approximately 12% compared to the first quarter of 2022
•Loss before income taxes of $10 million to $0, an improvement of approximately 50% compared to the first quarter of 2022
•Adjusted EBITDA(1) of $115 million to $120 million, an increase of approximately 18% compared to the first quarter of 2022
•Long-term debt(2) of $2.692 billion and cash and cash equivalents and restricted cash of $151 million as of March 31, 2023, resulting in net debt of $2.541 billion as of March 31, 2023, as compared to long-term debt(2) of $2.682 billion and cash and cash equivalents and restricted cash of $35 million as of December 31 2022, resulting in net debt of $2.647 billion as of December 31, 2022

“We are extremely pleased with the start of 2023 with strong double-digit top line and adjusted EBITDA growth and reduced net debt. We are tracking well across the key vectors of our strategy to drive sustainable growth, higher profitability, and reduce debt over time. In Generics, our large portfolio of complex products continues to perform well, and we are seeing good uptake of our biosimilars which are on-track with our full year plan. In Specialty, we are pleased with the growth of Rytary and Unithroid, and are working closely with the U.S. FDA ahead of our June 30th PDUFA date for IPX203 in Parkinson’s. Finally, AvKARE continues to deliver double-digit revenue growth. In summary, our business continues to flourish, and we believe Amneal is well positioned for continued success,” said Chirag and Chintu Patel, Co-Chief Executive Officers.
The preliminary financial results are based on the most recent information available to the Company’s management. Such preliminary financial results are forward-looking statements. Actual results may differ from these preliminary financial results due to the completion of the Company’s financial close procedures, final accounting adjustments and other developments that may arise between the date of this Current Report on Form 8-K and the time that financial results for the first quarter of 2023 are finalized, and such differences may be material. The preliminary financial results for the first quarter of 2023 are not necessarily indicative of the results to be achieved in any future period.

(1) See “Non-GAAP Financial Measures” below.
(2) Includes current and long-term indebtedness under our Term Loan due May 2025, Rondo Term Loan due January 2025, and our revolving credit facility.
Refer to our 2022 Annual Report on Form 10-K for details.

Affirming Full Year 2023 Financial Guidance

The Company is affirming its full year 2023 financial guidance previously provided on March 2, 2023.

Full Year 2023 Guidance
Net revenue	$2.25 billion - $2.35 billion
Adjusted EBITDA (1)	$500 million - $530 million
Adjusted diluted EPS (2)	$0.40 - $0.50
Operating cash flow (3)	$200 million - $230 million
Capital expenditures	$50 million - $60 million
Weighted average diluted shares outstanding (4)	Approximately 307 million

(1) Includes 100% of EBITDA from the AvKARE acquisition. See also “Non-GAAP Financial Measures” below.
(2) Accounts for 35% non-controlling interest in AvKARE. See also “Non-GAAP Financial Measures” below.
(3) Represents cash provided by operating activities. Guidance does not contemplate one-time and non-recurring items such as legal settlements and other discrete items.
(4) Assumes the weighted average diluted shares outstanding of class A and class B common stock under the if-converted method.

Amneal’s 2023 estimates are based on management’s current expectations, including with respect to prescription trends, pricing levels, the timing of future product launches, the costs incurred and benefits realized of restructuring activities, and our long-term strategy. The Company’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company cannot provide a reconciliation between non-GAAP projections and the most directly comparable measures in accordance with GAAP without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for the reconciliation. The items include, but are not limited to, acquisition-related expenses, restructuring expenses and benefits, asset impairments, legal settlements, and other gains and losses. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results.
Cautionary Statement on Forward-Looking Statements
Certain statements contained herein, regarding matters that are not historical facts, may be forward-looking statements (as defined in the U.S. Private Securities Litigation Reform Act of 1995). Such forward-looking statements include statements regarding management’s intentions, plans, beliefs, expectations, certain unaudited preliminary financial results, or forecasts for the future, including among other things: discussions of future operations, including international expansion; expected or estimated operating results and financial performance; the Company’s growth prospects and opportunities as well as its strategy for growth; product development and launches; the successful commercialization and market acceptance of new products, and other non-historical statements. Words such as “plans,” “expects,” “will,” “anticipates,” “estimates,” and similar words, or the negatives thereof, are intended to identify estimates and forward-looking statements.
The Company’s statements about certain unaudited preliminary financial results for the first quarter ended March 31, 2023, included herein, provide projected information based on the Company’s current estimates and expectations and remain subject to change and finalization based on management’s ongoing review of results of the quarter and completion of all quarter-end close processes. The Company cautions investors that if the estimates, expectations or assumptions underlying the forward-looking statements contained herein prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those expressed in, or implied by, these forward-looking statements.
The reader is cautioned not to rely on these forward-looking statements. These forward-looking statements are based on current expectations of future events, including with respect to future market conditions, company performance and financial results, operational investments, business prospects, new strategies and growth initiatives, the competitive environment, and other events. If the underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of the Company.
Such risks and uncertainties include, but are not limited to: our ability to successfully develop, license, acquire and commercialize new products on a timely basis; the competition we face in the pharmaceutical industry from brand and generic drug product companies, and the impact of that competition on our ability to set prices; our ability to obtain exclusive marketing rights for our products; our ability to manage our growth through acquisitions and otherwise; our revenues are derived from the sales of a limited number of products, a substantial portion of which are through a limited number of customers; the continuing trend of consolidation of certain customer groups; our dependence on third-party suppliers and distributors for raw materials for our products and certain finished goods; our substantial amount of indebtedness and our ability to generate sufficient cash to service our indebtedness in the future, and the impact of interest rate fluctuations on such indebtedness; our ability to secure satisfactory terms when negotiating a refinancing or other new indebtedness; our dependence on third-party agreements for a portion of our product offerings; legal, regulatory and legislative efforts by our brand competitors to deter competition from our generic alternatives; risks related to federal regulation of arrangements between manufacturers of branded and generic products; our reliance on certain licenses to proprietary technologies from time to time; the significant amount of resources we expend on research and development; the risk of product liability and other claims against us by consumers and other third parties; risks related to changes in the regulatory environment, including U.S. federal and state laws related to healthcare fraud abuse and health information privacy and security and changes in such laws; changes to Food and Drug Administration product approval requirements; the impact of healthcare reform and changes in coverage and reimbursement levels by governmental authorities and other third-party payers; our potential expansion into additional international markets subjecting us to increased regulatory, economic, social and political uncertainties; our ability to identify, make and integrate acquisitions or investments in complementary businesses and products on advantageous terms; the impact of global economic, political or other catastrophic events; our ability to attract, hire and retain highly skilled personnel; our obligations under a tax receivable agreement may be significant; and the high concentration of ownership of our Class A Common Stock and the fact that we are controlled by the Amneal Group. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in its subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Forward-looking statements included herein speak only as of the date hereof and we undertake no obligation to revise or update such statements to reflect the occurrence of events or circumstances after the date hereof.

Non-GAAP Financial Measures
This release includes certain non-GAAP financial measures, including EBITDA, adjusted EBITDA, adjusted diluted EPS and net debt, which are intended as supplemental measures of the Company’s performance that are not required by or presented in accordance with GAAP. Net debt reflects current and long-term indebtedness less cash, cash equivalents and restricted cash. Adjusted diluted EPS reflects diluted earnings per share based on adjusted net income, which is net (loss) income adjusted to (A) exclude (i) non-cash interest, (ii) GAAP (benefit from) provision for income taxes, (iii) amortization, (iv) stock-based compensation, (v) acquisition, site closure expenses, and idle facility expenses, (vi) restructuring and other charges, (vii) loss on refinancing, (viii) charges related to legal matters, including interest, net, (ix) asset impairment charges, (x) regulatory approval milestones, (xi) change in fair value of contingent consideration, (xii) (insurance recoveries) charges for property losses and associated expenses, and (xiii) net income attributable to non-controlling interests not associated with class B common stock, and (B) include non-GAAP provision for income taxes. Non-GAAP adjusted EPS is calculated assuming the weighted average diluted shares outstanding of class A and class B common stock under the if-converted method.
Management uses these non-GAAP measures internally to evaluate and manage the Company’s operations and to better understand its business because they facilitate a comparative assessment of the Company’s operating performance relative to its performance based on results calculated under GAAP. These non-GAAP measures also isolate the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain charges that management believes do not reflect the Company’s operations and underlying operational performance. The compensation committee of the Company’s board of directors also uses certain of these measures to evaluate management’s performance and set its compensation. The Company believes that these non-GAAP measures also provide useful information to investors regarding certain financial and business trends relating to the Company’s financial condition and operating results facilitates an evaluation of the financial performance of the Company and its operations on a consistent basis. Providing this information therefore allows investors to make independent assessments of the Company’s financial performance, results of operations and trends while viewing the information through the eyes of management.
These non-GAAP measures are subject to limitations. The non-GAAP measures presented in this release may not be comparable to similarly titled measures used by other companies because other companies may not calculate one or more in the same manner. Additionally, the non-GAAP performance measures exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements; do not reflect changes in, or cash requirements for, working capital needs; and do not reflect interest expense, or the requirements necessary to service interest or principal payments on debt. Further, our historical adjusted results are not intended to project our adjusted results of operations or financial position for any future period. To compensate for these limitations, management presents and considers these non-GAAP measures in conjunction with the Company’s GAAP results; no non-GAAP measure should be considered in isolation from or as alternatives to any measure determined in accordance with GAAP. Readers should review the reconciliations included below, and should not rely on any single financial measure to evaluate the Company’s business.
A reconciliation of each historical non-GAAP measure to the most directly comparable GAAP measure is set forth below.

Contact
Anthony DiMeo
Head of Investor Relations
anthony.dimeo@amneal.com

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliation
(Unaudited, In thousands)

Reconciliation of Loss Before Income Taxes to EBITDA and Adjusted EBITDA

	Three Months Ended March 31,
	2023 (Preliminary Range)		2022
	Low End	High End
Loss before income taxes	$(10,000)	$—	$(9,921)
Adjusted to add:
Interest expense, net	50,000	48,000	33,335
Depreciation and amortization	59,000	57,000	57,815
EBITDA (Non-GAAP)	$99,000	$105,000	$81,229
Adjusted to add (deduct):
Stock-based compensation expense	7,800	7,400	8,065
Acquisition, site closure, and idle facility expenses (1)	2,900	2,600	5,589
Restructuring and other charges	500	300	731
Charges (credits) related to legal matters, net	3,000	2,000	(2,326)
Asset impairment charges	800	600	—
Foreign exchange (gain) loss	(1,800)	(2,000)	2,013
Change in fair value of contingent consideration	2,800	2,200	200
Regulatory approval milestone	—	—	5,000
Other	—	1,900	(641)
Adjusted EBITDA (Non-GAAP)	$115,000	$120,000	$99,860

(1)
Acquisition, site closure, and idle facility expenses for the three months ended March 31, 2023 primarily included site closure costs associated with the planned cessation of manufacturing at our Hauppauge, NY facility. Acquisition, site closure, and idle facility expenses for the three months ended March 31, 2022 primarily included (i) transaction and integration costs associated with the acquisition of the baclofen franchise from certain entities affiliated with Saol International Limited; (ii) integration costs associated with the acquisition of Puniska Healthcare Pvt. Ltd.; and (iii) site closure costs associated with the planned cessation of manufacturing at our Hauppauge, NY facility.

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